UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 31, 2009

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As a result of the termination of the Gas Purchase Agreement by and between Eagle Rock Field Services, L.P. (“Eagle Rock”), and W.O. Operating Company Ltd. (“W.O.”) and Pantwist, LLC dated April 1, 2007 (the “Eagle Rock Agreement”) described below under “Item 1.02 — Termination of a Material Definitive Agreement” — “Eagle Rock,” on August 4, 2009, W.O., an indirect wholly-owned subsidiary of Cano Petroleum, Inc. (“Cano”), entered into a new Gas Purchase Contract (the “DCP Agreement”) with DCP Midstream, L.P. (“DCP”) effective on July 1, 2009, which supersedes the previous gas purchase contract, as amended, with DCP as described below under “Item 1.02 — Termination of a Material Definitive Agreement” — “DCP.” Previously, all of W.O.’s leases and wells were dedicated to DCP and Eagle Rock.  The new DCP Agreement dedicates all of W.O.’s leases and wells in the Texas Panhandle to DCP.  Subject to certain conditions, the term of the DCP Agreement runs until April 30, 2016 and, unless terminated upon 60 days prior notice, continues thereafter on a year-to-year basis.  Pursuant to the terms of the DCP Agreement, W.O. will be paid on a sliding scale based upon the volume of NGLs and natural gas it sells per each delivery point.  W.O. will continue to sell, on a month-to-month basis, natural gas and NGLs in the Texas Panhandle to Eagle Rock until such time as any given well(s) is (are) added to new delivery points on the DCP pipeline.

Item 1.02 Termination of a Material Definitive Agreement.

Eagle Rock

On March 31, 2009, Cano and W.O. received notice from Eagle Rock that pursuant to the terms of the Eagle Rock Agreement, it would be terminating the Eagle Rock Agreement on May 1, 2009 due to the decrease in oil and natural gas prices unless W.O. agreed to accept Eagle Rock’s proposed new pricing terms.  The parties extended the termination date to June 1, 2009 to continue negotiations, and the parties continued negotiating into July; however, they were not able to reach a new agreement.  Through June 1, 2009, W.O. sold natural gas production to Eagle Rock at the prices set forth in the Eagle Rock Agreement.  On June 2, 2009, W.O. began selling and will continue to sell natural gas production to Eagle Rock on a sliding scale based upon the volume of fluid it sells per each delivery point for both natural gas and NGLs.

The Eagle Rock Agreement covered the sale of natural gas and NGLs from certain portions of W.O.’s properties located in the Texas Panhandle.

DCP

In connection with entering into the DCP Agreement described above under “Item 1.01 — Entry into a Material Definitive Agreement,” on August 4, 2009 and effective on July 1, 2009, W.O. and DCP terminated the Gas Purchase Contract between W.O. as “Seller” and Duke Energy Field Services, LP as “Buyer” dated November 1, 2003, as amended, which covered the sale of natural gas and NGLs from the portion of W.O.’s properties located in the Texas Panhandle that were not covered by the Eagle Rock Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: August 5, 2009
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer